Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100
www.cohu.com

Cohu Reports Third Quarter 2023 Results

●	Third quarter revenue $150.8 million

●	Gross margin of 47.0%; non-GAAP gross margin of 47.1%

●	Expanding recurring business with acquisition of Equiptest Engineering Pte. Ltd. (“EQT”)

POWAY, Calif., November 2, 2023 -- Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2023 third quarter net sales of $150.8 million and GAAP income of $3.9 million or $0.08 per share. Net sales for the first nine months of 2023 were $499.1 million and GAAP income was $30.2 million or $0.63 per share.

Cohu also reported non-GAAP results, with third quarter 2023 income of $16.9 million or $0.35 per share and income of $66.8 million or $1.39 per share for the first nine months of 2023.

GAAP Results
(in millions, except per share amounts)	Q3 FY 2023	Q2 FY 2023	Q3 FY 2022	9 Months 2023	9 Months 2022
Net sales	$150.8	$168.9	$206.7	$499.1	$621.7
Net income	$3.9	$10.6	$24.9	$30.2	$75.2
Net income per share	$0.08	$0.22	$0.51	$0.63	$1.53

Non-GAAP Results
(in millions, except per share amounts)	Q3 FY 2023	Q2 FY 2023	Q3 FY 2022	9 Months 2023	9 Months 2022
Net income	$16.9	$22.9	$36.1	$66.8	$108.4
Net income per share	$0.35	$0.48	$0.74	$1.39	$2.21

Total cash and investments at the end of third quarter 2023 were $387.6 million and our Term Loan B principal amount was $30.2 million. Cohu repurchased 133,100 shares of its common stock in the third quarter for an aggregate amount of approximately $4.7 million.

“We acquired EQT on October 2nd, accelerating growth in test interface products and expanding Cohu’s recurring revenue that continues to deliver resilient profitability through industry cycles,” said Cohu President and CEO Luis Müller. “We remain focused on customer design-wins and qualification of new products to deliver organic growth when market conditions improve.”

Cohu expects fourth quarter 2023 sales to be in a range of $136 million +/- $6 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss third quarter 2023 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on November 2, 2023. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/osj43j5o.

To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BIc07ab21dc74b4bf2bf497cc9e1a47d6d to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, inventory step-up, depreciation of purchase accounting adjustments to property, plant and equipment, employer payroll taxes related to accelerated vesting share-based awards, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding accelerating growth in test interface products; expanding Cohu’s recurring revenue; delivering resilient profitability through industry cycles; focus on customer design-wins; delivering organic growth when market conditions improve; EQT accretion; expanding our factory footprint in the Philippines; test interface design wins with expanded manufacturing in Asia; other design wins within the handler group; expansion of the Diamondx platform for analog testing; expanding our software business including DI-Core/analytics; expanding Cohu’s differentiated product portfolio; new customer application gains; gross margin expansion; estimated test cell utilization; Cohu’s FY2023 and FY2024 outlook; revenue growth with expected market condition improvements; % of incremental revenue expected to fall to operating income; expense controls; Cohu’s fourth quarter 2023 sales forecast, orders, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and/or shares outstanding; estimated minimum cash needed; estimated EBITDA breakeven point; Cohu’s Mid-Term Financial Targets; any future Term Loan B principal reduction; the amount, timing or manner of any share repurchases; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: cyclical COVID-19 pandemic impacts; new product investments and product enhancements which may not be commercially successful; inability to effectively manage multiple manufacturing sites in Asia and secure reliable and cost-effective raw materials; failure of sole source contract manufacturer; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; the semiconductor mobility market segment (primarily semiconductors used in smartphones, also other wearables) is undergoing a significant downturn; recent erosion in automotive and industrial segment sales; risks of using artificial intelligence within Cohu’s product developments and business; the semiconductor equipment industry is intensely competitive; rapid technological changes and product introductions and transitions; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; loss of key personnel; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including economic impacts from the Hamas-Israel conflict or any other wars; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; significant goodwill and other intangibles as percentage of our total assets; risks associated with the EQT acquisition, such as integration and synergies, and other risks associated with additional potential acquisitions, investments and divestitures; levels of debt; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory and including tax law changes; significant volatility in our stock price; and the risk of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 30,	September 24,	September 30,	September 24,
	2023 (2)	2022	2023	2022
Net sales	$150,804	$206,687	$499,096	$621,670
Cost and expenses:
Cost of sales (excluding amortization)	79,909	108,621	261,638	331,495
Research and development	21,478	23,372	66,454	69,638
Selling, general and administrative	32,416	32,764	99,403	96,541
Amortization of purchased intangible assets	8,857	8,206	26,617	25,082
Restructuring charges	742	17	2,046	600
	143,402	172,980	456,158	523,356
Income from operations	7,402	33,707	42,938	98,314
Other (expense) income:
Interest expense	(773)	(1,028)	(2,628)	(2,928)
Interest income	3,207	1,132	8,657	1,551
Foreign transaction gain (loss)	(1,200)	1,344	(2,285)	3,979
Loss on extinguishment of debt	-	(80)	(369)	(312)
Income from operations before taxes	8,636	35,075	46,313	100,604
Income tax provision	4,721	10,193	16,129	25,385
Net income	$3,915	$24,882	$30,184	$75,219

Income per share:
Basic:	$0.08	$0.52	$0.64	$1.55
Diluted:	$0.08	$0.51	$0.63	$1.53

Weighted average shares used in
computing income per share:
Basic	47,615	47,984	47,525	48,412
Diluted	48,107	48,526	48,102	49,008

(1)	The three- and nine-month periods ended September 30, 2023 and September 24, 2022 were both comprised of 13 weeks and 39 weeks, respectively.
(2)	On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and the results of its operations have been included since that date.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30,	December 31,
	2023	2022
Assets:
Current assets:
Cash and investments	$387,566	$385,576
Accounts receivable	130,432	176,148
Inventories	166,673	170,141
Other current assets	33,896	32,986
Total current assets	718,567	764,851
Property, plant & equipment, net	66,605	65,011
Goodwill	220,684	213,539
Intangible assets, net	125,008	140,104
Operating lease right of use assets	17,287	22,804
Other assets	19,367	21,105
Total assets	$1,167,518	$1,227,414

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,673	$1,907
Current installments of long-term debt	4,501	4,404
Deferred profit	4,544	8,022
Other current liabilities	117,726	146,539
Total current liabilities	128,444	160,872
Long-term debt	35,189	72,664
Non-current operating lease liabilities	13,899	19,209
Other noncurrent liabilities	43,750	45,828
Cohu stockholders’ equity	946,236	928,841
Total liabilities & stockholders’ equity	$1,167,518	$1,227,414

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	July 1,	September 24,
	2023	2023	2022
Income from operations - GAAP basis (a)	$7,402	$15,659	$33,707
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	223	216	161
Research and development (R&D)	849	819	755
Selling, general and administrative (SG&A)	3,262	3,397	2,824
	4,334	4,432	3,740
Amortization of purchased intangible assets (c)	8,857	9,006	8,206
Restructuring charges related to inventory adjustments in COS (d)	(18)	(13)	(58)
Restructuring charges (d)	742	416	17
Manufacturing and sales transition costs included in (e):
R&D	-	22	-
SG&A	61	166	-
	61	188	-
Inventory step-up included in COS (f)	-	149	-
Acquisition costs included in SG&A (g)	758	140	-

Depreciation of PP&E step-up included in SG&A (h)	14	14	-
Income from operations - non-GAAP basis (i)	$22,150	$29,991	$45,612
Net income - GAAP basis	$3,915	$10,584	$24,882
Non-GAAP adjustments (as scheduled above)	14,748	14,332	11,905
Tax effect of non-GAAP adjustments (j)	(1,754)	(2,004)	(685)
Net income - non-GAAP basis	$16,909	$22,912	$36,102
GAAP net income per share - diluted	$0.08	$0.22	$0.51
Non-GAAP net income per share - diluted (k)	$0.35	$0.48	$0.74

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisition of MCT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	4.9%, 9.3% and 16.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to MCT acquisition.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate depreciation of PP&E step up charges related to MCT acquisition.
(i)	14.7%, 17.8% and 22.1% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Nine Months Ended
	September 30,	September 24,
	2023	2022
Income from operations - GAAP basis (a)	$42,938	$98,314
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	619	478
Research and development (R&D)	2,534	2,333
Selling, general and administrative (SG&A)	9,527	8,284
	12,680	11,095
Amortization of purchased intangible assets (c)	26,617	25,082
Restructuring charges related to inventory adjustments in COS (d)	(59)	(419)
Restructuring charges (d)	2,046	600
Manufacturing and sales transition costs included in (e):
COS	18	-
R&D	22	-
SG&A	480	-
	520	-

Inventory step-up included in COS (f)	273	-
Acquisition costs included in SG&A (g)	1,283	-
Depreciation of PP&E step-up included in SG&A (h)	37	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	-	132
Income from operations - non-GAAP basis (j)	$86,335	$134,804
Net income - GAAP basis	$30,184	$75,219
Non-GAAP adjustments (as scheduled above)	43,397	36,490
Tax effect of non-GAAP adjustments (k)	(6,815)	(3,302)
Net income - non-GAAP basis	$66,766	$108,407
GAAP net income per share - diluted	$0.63	$1.53
Non-GAAP income per share - diluted (l)	$1.39	$2.21

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisition of MCT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	8.6% and 15.8% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to MCT acquisition.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of MCT.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	17.3% and 21.7% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	September 30,	July 1,	September 24,
	2023	2023	2022
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$70,895	$80,345	$98,066
Non-GAAP adjustments to cost of sales (as scheduled above)	205	352	103
Gross profit - Non-GAAP basis	$71,100	$80,697	$98,169

As a percentage of net sales:
GAAP gross profit	47.0%	47.6%	47.4%
Non-GAAP gross profit	47.1%	47.8%	47.5%
Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$3,915	$10,584	$24,882
Income tax provision	4,721	6,435	10,193
Interest expense	773	727	1,028
Interest income	(3,207)	(2,732)	(1,132)
Amortization of purchased intangible assets	8,857	9,006	8,206
Depreciation	3,319	3,361	3,240
Amortization of cloud-based software implementation costs (2)	700	700	478
Loss on extinguishment of debt	-	-	80
Other non-GAAP adjustments (as scheduled above)	5,877	5,312	3,699
Adjusted EBITDA	$24,955	$33,393	$50,674

As a percentage of net sales:
Net income - GAAP Basis	2.6%	6.3%	12.0%
Adjusted EBITDA	16.5%	19.8%	24.5%
Operating Expense Reconciliation
Operating Expense - GAAP basis	$63,493	$64,686	$64,359
Non-GAAP adjustments to operating expenses (as scheduled above)	(14,543)	(13,980)	(11,802)
Operating Expenses - Non-GAAP basis	$48,950	$50,706	$52,557

(1) Excludes amortization of $6,948, $7,102 and $6,433 for the three months ending September 30, 2023, July 01, 2023 and September 24, 2022, respectively.
(2) Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Nine Months Ended
	September 30,	September 24,
	2023	2022
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$237,458	$290,175
Non-GAAP adjustments to cost of sales (as scheduled above)	851	59
Gross profit - Non-GAAP basis	$238,309	$290,234

As a percentage of net sales:
GAAP gross profit	47.6%	46.7%
Non-GAAP gross profit	47.7%	46.7%
Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$30,184	$75,219
Income tax provision	16,129	25,385
Interest expense	2,628	2,928
Interest income	(8,657)	(1,551)
Amortization of purchased intangible assets	26,617	25,082
Depreciation	10,017	9,563
Amortization of cloud-based software implementation costs (2)	2,100	1,434
Loss on extinguishment of debt	369	312
Other non-GAAP adjustments (as scheduled above)	16,743	11,408
Adjusted EBITDA	$96,130	$149,780

As a percentage of net sales:
Net income - GAAP Basis	6.0%	12.1%
Adjusted EBITDA	19.3%	24.1%
Operating Expense Reconciliation
Operating Expense - GAAP basis	$194,520	$191,861
Non-GAAP adjustments to operating expenses (as scheduled above)	(42,546)	(36,431)
Operating Expenses - Non-GAAP basis	$151,974	$155,430

(1) Excludes amortization of $20,941 and $19,673 for the nine months ending September 30, 2023 and September 24, 2022, respectively.
(2) Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.